Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(703) 247-7505 (FAX)
MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS

FIRST QUARTER 2009 RESULTS

ARLINGTON, VA – May 7, 2009 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended March 31, 2009. MCG will host an investment community conference call on Friday, May 8, 2009 at 9:30 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended March 31, 2009 was $13.5 million, or $0.18 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards and impairment of goodwill.

•	Net operating income for the quarter ended March 31, 2009 was $11.9 million, or $0.16 per share.

•	Net loss for the quarter ended March 31, 2009 was $50.9 million, or $0.68 per share.

•

Since MCG began its deleveraging initiatives in July 2008, it cumulatively has completed a total of $169.2 million in investment monetizations, including 17 monetizations for $157.5 million, which were completed at 99.4% of their most recently reported fair value, and one distressed sale for $11.7 million, which was completed at 42.7% of its most recently reported fair value.

•

During the quarter ended March 31, 2009, MCG repurchased $7.5 million of borrowings, which resulted in a $5.4 million realized gain on extinguishment. In total, since December 2008, MCG has repurchased a total of $22.6 million of its borrowings at 27% of par.

•

On May 4, 2009, MCG repaid the remaining balance on its unsecured revolving line of credit out of cash on hand. This facility is scheduled to mature on May 29, 2009. MCG expects to have sufficient liquidity from its operations, monetizations and remaining unrestricted cash balance to meet its 2009 operating requirements.

•

As of March 31, 2009, MCG’s ratio of total assets to total borrowings and other senior securities was 199%. Subsequently, this ratio increased to 208% as of May 4, 2009. The decline had no impact on MCG’s operations, liquidity, or borrowing facilities.

•	Through the date of this release, MCG has met all required financial covenants in its borrowing agreements.

OVERVIEW

Today, MCG reported a first quarter 2009 net loss of $50.9 million, or $0.68 per share, compared to net income of $2.5 million, or $0.04 per share, during the comparable period in 2008. This decrease in earnings reported was attributable to the recognition of $68.3 million of losses on MCG’s investment portfolio, composed of $14.3 million of realized gains on its investments offset by $82.6 million of unrealized depreciation on the fair value of its portfolio. MCG’s revenue for the first quarter of 2009 was $27.8 million, which represents a 35% decrease from the comparable period in 2008. MCG’s reported DNOI of $13.5 million, or $0.18 per share, was down from $23.0 million, or $0.33 per share, from the comparable period in 2008. Net operating income during the first quarter of 2009 decreased 44% to $11.9 million from the comparable period in 2008. MCG’s revenues, net operating income and DNOI decreased primarily because MCG stopped accreting dividends on one of its more significant portfolio investments during the second quarter of 2008. In addition, a 202 basis point decrease in average LIBOR, as well as decreases in MCG’s loan originations and loan fees, also contributed to the decrease in MCG’s revenue.

“While current economic conditions remain challenging, our successful monetization activities have allowed us to make significant strides toward improving our liquidity, preserving our capital and reducing our debt obligations,” said

MCG Capital Corporation

May 7, 2009

Steven F. Tunney, CEO and President. “We are pleased that during the first quarter we were able to monetize $64.2 million of portfolio investments and repay our outstanding revolver in full after quarter end. Moving forward in 2009, we will remain focused on asset monetizations, balance sheet and portfolio management and enhancing shareholder value.”

During the quarter ended March 31, 2009, MCG successfully monetized $64.2 million of portfolio investments at 105.1% of fair value as of the most recent reported period. Subsequent to quarter-end, the Company monetized three additional investments for $13.0 million. Since MCG began its deleveraging initiatives in July 2008, it cumulatively has completed a total of $169.2 million in investment monetizations, including 17 monetizations for $157.5 million which were completed at 99.4% of their most recently reported fair value, and one distressed sale for $11.7 million, which was completed at 42.7% of its most recently reported fair value. In March 2009, three major customers of TNR Holdings Corp., or TNR, elected not to renew their contracts. As a result, the revenues forecasted for TNR decreased by nearly 80%, which resulted in a significant decline in the fair value of MCG’s investment in TNR. On April 20, 2009, TNR repaid its debt in full, together with all accrued interest and MCG concurrently sold its equity investments in TNR in a related transaction for combined proceeds of $11.7 million in cash. This sale represented a $15.8 million additional loss compared to MCG’s reported fair value as of December 31, 2008. MCG continues to focus on preserving its net asset value through opportunistic monetizations. Therefore, while MCG will strive to continue monetizing assets opportunistically over the course of the next several quarters, the timing of such monetizations depends largely upon future market conditions. However, the Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

During the quarter ended March 31, 2009, MCG repurchased $7.5 million of collateralized loan obligations for $2.1 million that previously had been issued by MCG Commercial Loan Trust 2006-1. Since December 2008, MCG has repurchased a total of $22.6 million of borrowings at 27% of par.

As previously announced, the Company renegotiated three of its debt facilities during the first quarter of 2009. Most significantly, these amendments reduced key covenant requirements under the borrowing facilities. In addition, cross-default provisions related to MCG’s unsecured privately placed notes were modified so that defaults under other non-recourse credit facilities would not be considered an event of default under the unsecured notes. In February 2009, MCG obtained a liquidity renewal and covenant relief from SunTrust for its committed secured warehouse facility, which resulted in a final maturity for this facility of August 2011. MCG agreed to increase the interest rates paid under each of these facilities. Compared with the interest rates in effect as of December 31, 2008, these interest rate increases would increase annual interest expense by approximately $4.2 million, based on principal outstanding as of December 31, 2008, reduced by repayments required under the facilities. This increase is being offset by approximately $0.7 million of annual interest expense MCG will save on the 2006-1 notes that it repurchased. These amendments provide MCG with continuing debt financing with repayment terms that are generally tied to future monetizations.

If the Company is able to meet its goals with respect to leverage levels, unrestricted cash balances and credit agreement limitations, MCG will evaluate on a quarterly basis the potential repurchase of equity and additional debt securities at a discount and the resumption of shareholder distributions.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2009, MCG’s cash and cash equivalents totaled $50.3 million and it had $631.2 million of borrowings (the majority of which was composed of $505.4 million of collateralized non-recourse borrowings), including $32.6 million of borrowings that mature within one year. As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its shareholders. MCG’s asset coverage ratio decreased to 199% as of March 31, 2009, but by May 4, 2009 had increased to 208%. During 2009 MCG intends to deleverage its balance sheet and pay only the minimum statutory dividend, which may be as low as zero. Furthermore, none of MCG’s borrowing facilities contains a financial covenant that requires the Company to maintain a 200% asset coverage ratio; MCG’s renegotiated borrowing facilities contain a financial covenant that requires the Company to maintain a minimum asset coverage ratio of 180%, down from 200%. In addition, MCG has $28.3 million of funded borrowing capacity available in its SBIC subsidiary that is exempt from the asset coverage ratio requirements.

In accordance with three of MCG’s borrowing facilities amended in February 2009, MCG repaid $3.8 million on its unsecured revolving line of credit, $1.5 million on its SunTrust warehouse facility and $8.0 million on its unsecured notes during the quarter ended March 31, 2009. These repayments represent a portion of the monetization proceeds that MCG received during the quarter. Subsequently, on May 4, 2009, MCG repaid its remaining balance on its unsecured revolving line of credit out of cash on hand. After this repayment, the Company had over $23.3 million of unrestricted cash, $35.9 million of cash held in securitization accounts and $20.2 million of restricted cash as of May 4, 2009. MCG believes its current liquidity, combined with its future cash flows from operations and expected monetizations, should provide sufficient liquidity to meet the Company’s operating expenses during the upcoming year.

MCG Capital Corporation

May 7, 2009

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $1.115 billion at March 31, 2009, as compared to $1.203 billion at December 31, 2008. During the first quarter of 2009, MCG originated $38.0 million of investments in four existing portfolio companies, including $20.6 million in connection with the equity sale and debt financing of LMS Intellibound Investors, Inc., and made advances of $14.8 million, including $6.9 million of paid-in-kind, or PIK, advances and $7.9 million of advances to portfolio companies under revolving and line of credit facilities. The originations of $38.0 million included $32.9 million of senior debt, $0.1 million of secured subordinated debt and $5.0 million of preferred equity. Gross payments, reductions and sales of securities during the first quarter of 2009 of $72.7 million were composed of $7.8 million of senior debt, $22.2 million of secured subordinated debt, $42.3 million of preferred equity and $0.4 million of common equity.

During the three months ended March 31, 2009, MCG reported net investment losses before income tax benefit of $68.3 million, which are detailed below:

		Three months ended March 31, 2009
(dollars in thousands)	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation) /Appreciation	Reversal of Unrealized (Appreciation) /Depreciation	Net (Loss)/Gain
Portfolio Company
TNR Holdings Corp.	Entertainment	Control	$—	$(15,802)	$—	$(15,802)
Total Sleep Holdings, Inc.	Healthcare	Control	—	(13,540)	—	(13,540)
GMC Television Broadcasting, LLC	Broadcasting	Control	—	(6,218)	—	(6,218)
Jenzabar, Inc.	Technology	Non-affiliate	—	(5,733)	—	(5,733)
Superior Industries Investors, LLC	Sporting Goods	Control	—	(4,955)	—	(4,955)
Broadview Networks Holdings, Inc.	Communications	Control	—	(3,822)	—	(3,822)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(3,522)	—	(3,522)
CWP/RMK Acquisition Corp.	Home Furnishings	Non-affiliate	—	(3,511)	—	(3,511)
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	(2,679)	—	(2,679)
Avenue Broadband LLC	Cable	Control	—	(2,085)	—	(2,085)
Xpressdocs Holdings, Inc.	Business Services	Non-affiliate	—	(1,996)	—	(1,996)
VOX Communications Group Holdings, LLC	Broadcasting	Non-affiliate	—	(1,256)	—	(1,256)
XFone, Inc.	Communications	Affiliate	(1,969)	—	1,969	—
LMS Intellibound Investors, LLC	Logistics	Control	16,257	(1,014)	(15,065)	178
Other (< $1 million net (loss) gain)			(35)	(3,355)	—	(3,390)

Total			$14,253	$(69,488)	$(13,096)	$(68,331)

During the three months ended March 31, 2009, MCG recorded $82.6 million of unrealized depreciation, which includes the reversal of previously recorded unrealized appreciation on LMS Intellibound Investors, LLC, which was realized on the sale of its investment in LMS Intellibound Investors, LLC, in February 2009. The remaining unrealized depreciation shown in the above table predominantly resulted from a change in the performance of certain of the portfolio companies, as well as the multiples that MCG used to estimate the fair value of the investments.

Conference Call:	Friday, May 8, 2009 at 9:30 a.m. Eastern Time
Dial-in Number:	(877) 397-0250 domestic; (719) 325-4861 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	(888) 203-1112 or (719) 457-0820 for international callers – replay pass code #4542633, through May 22, 2009.

MCG Capital Corporation

May 7, 2009

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2009	December 31, 2008
	(unaudited)

Assets
Cash and cash equivalents	$50,330	$46,149
Cash, securitization accounts	41,801	37,493
Cash, restricted	20,101	979
Investments at fair value
Non-affiliate investments (cost of $632,909 and $605,906, respectively)	591,747	584,336
Affiliate investments (cost of $41,890 and $45,141, respectively)	54,492	56,126
Control investments (cost of $789,399 and $819,076, respectively)	468,753	562,686

Total investments (cost of $1,464,198 and $1,470,123, respectively)	1,114,992	1,203,148
Interest receivable	9,810	8,472
Other assets	18,306	16,193

Total assets	$1,255,340	$1,312,434

Liabilities
Borrowings (maturing within one year of $32,552 and $44,500, respectively)	$631,245	$636,649
Interest payable	3,731	5,367
Other liabilities	10,833	11,507

Total liabilities	645,809	653,523

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on March 31, 2009 and December 31, 2008, 76,027 issued and outstanding on March 31, 2009 and 76,075 issued and outstanding on December 31, 2008	760	761
Paid-in capital	998,894	997,318
Undistributed (distributions in excess of) earnings
Paid-in capital	(162,783)	(162,783)
Other	121,936	90,651
Net unrealized depreciation on investments	(349,206)	(266,975)
Stockholder loans	(70)	(61)

Total stockholders’ equity	609,531	658,911

Total liabilities and stockholders’ equity	$1,255,340	$1,312,434

Net asset value per common share at end of year	$8.02	$8.66

MCG Capital Corporation

May 7, 2009

MCG Capital Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2009	2008
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$15,667	$19,874
Affiliate investments (5% to 25% owned)	1,141	1,873
Control investments (more than 25% owned)	9,789	20,652

Total interest and dividend income	26,597	42,399

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	725	353
Control investments (more than 25% owned)	484	244

Total advisory fees and other income	1,209	597

Total revenue	27,806	42,996

Operating expenses
Interest expense	6,558	10,300
Employee compensation
Salaries and benefits	3,798	6,206
Amortization of employee restricted stock awards	1,537	1,742

Total employee compensation	5,335	7,948
General and administrative expense	3,975	3,482

Total operating expenses	15,868	21,730

Net operating income before net investment losses, gain on extinguishment of debt and income tax (benefit) provision	11,938	21,266

Net realized (losses) gains on investments
Non-affiliate investments (less than 5% owned)	(65)	—
Affiliate investments (5% to 25% owned)	(1,947)	—
Control investments (more than 25% owned)	16,265	200

Total net realized gains on investments	14,253	200

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(18,932)	(9,567)
Affiliate investments (5% to 25% owned)	1,618	472
Control investments (more than 25% owned)	(65,270)	(9,703)

Total net unrealized depreciation on investments	(82,584)	(18,798)

Net investment losses before income tax (benefit) provision	(68,331)	(18,598)
Gain on extinguishment of debt	5,275	—
Income tax (benefit) provision	(172)	170

Net (loss) income	$(50,946)	$2,498

(Loss) earnings per basic and diluted common share	$(0.68)	$0.04 (a)

Cash distributions declared per common share	$—	$0.44

Weighted-average common shares outstanding
Basic	74,498	68,847 (a)
Diluted	74,498	68,847 (a)

(a)

In accordance with FSP EITF 03-06-1—Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities, we adjusted the weighted-average basic and diluted common shares outstanding for the three months ended March 31, 2008 to include participating restricted shares of common stock that received non-forfeitable dividends. The implementation of this standard did not change our previously reported earnings per share.

MCG Capital Corporation

May 7, 2009

MCG Capital Corporation

Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
(in thousands)	2009	2008
Cash flows from operating activities
Net (loss) income	$(50,946)	$2,498
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Investments in portfolio companies	(45,648)	(19,454)
Principal collections related to investment repayments or sales	67,102	46,972

Increase in interest receivable, accrued payment-in-kind interest and dividends	(2,644)	(11,793)
Amortization of restricted stock awards
Employee	1,537	1,742
Non-employee director	60	76
(Increase) decrease in cash in restricted and securitization accounts
Restricted cash	(19,122)	1,220
Securitization accounts from interest collections	3,776	(176)
Depreciation and amortization	1,441	765
Unrealized appreciation on stockholder loans	(31)	—
Decrease (increase) in other assets	628	(1,031)
Decrease in other liabilities	(2,663)	(7,235)
Net realized gains on investments	(14,253)	(200)
Net change in unrealized depreciation on investments	82,584	18,798
Gain on extinguishment of debt	(5,275)	—

Net cash provided by operating activities	16,546	32,182

Cash flows from financing activities
Net payments on borrowings	(129)	(30,699)
(Increase) decrease in cash—securitization accounts for repayment of principal on debt	(8,084)	16,685
Payment of financing costs	(4,152)	(579)
Distributions paid	—	(28,858)

Net cash used in by financing activities	(12,365)	(43,451)

Increase (decrease) in cash and cash equivalents	4,181	(11,269)

Cash and cash equivalents
Beginning balance	46,149	23,297

Ending balance	$50,330	$12,028

Supplemental disclosure of cash flow information
Interest paid	$7,094	$9,928
Income taxes paid	99	331
Payment-in-kind interest collected	365	2,643
Dividend income collected	5,196	345

MCG Capital Corporation

May 7, 2009

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION (unaudited)

(in thousands, except per share amounts)	2008 Q1		2008 Q2	2008 Q3	2008 Q4	2009 Q1
Revenue
Interest and dividend income
Interest income	$29,829		$26,219	$26,825	$25,982	$24,054
Dividend income	11,721		2,957	2,750	2,545	1,824
Loan fee income	849		964	808	806	719

Total interest and dividend income	42,399		30,140	30,383	29,333	26,597
Advisory fees and other income	597		960	913	640	1,209

Total revenue	42,996		31,100	31,296	29,973	27,806

Operating expense
Interest expense	10,300		8,415	7,991	8,725	6,558
Salaries and benefits	6,206		3,386	4,081	2,817	3,798
Amortization of employee restricted stock awards(a)	1,742		1,862	1,890	1,467	1,537
General and administrative(a)	3,482		4,487	4,320	4,253	3,975
Goodwill impairment	—		—	—	3,851	—

Total operating expense	21,730		18,150	18,282	21,113	15,868

Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit)	21,266		12,950	13,014	8,860	11,938
Net investment losses before gain on extinguishment of debt and income tax provision (benefit)	(18,598)		(82,288)	(79,724)	(76,991)	(68,331)
Gain on extinguishment of debt	—		—	—	11,055	5,275
Income tax provision (benefit)	170		162	236	221	(172)

Net income (loss)	$2,498		$(69,500)	$(66,946)	$(57,297)	$(50,946)

Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit)	$21,266		$12,950	$13,014	$8,860	$11,938
Amortization of employee restricted stock awards(a)	1,742		1,862	1,890	1,467	1,537
Goodwill impairment	—		—	—	3,851	—

DNOI(b)	$23,008		$14,812	$14,904	$14,178	$13,475

DNOI per share-weighted average common shares (b)(c)	$0.33	(d)	$0.20	$0.20	$0.19	$0.18

Per common share statistics
Weighted-average common shares outstanding(c)	68,847	(d)	72,310	74,296	74,424	74,498
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit) per common share - basic and diluted(c)	$0.31	(d)	$0.18	$0.18	$0.12	$0.16
Earnings (loss) per common share - basic and diluted(c)	$0.04		$(0.96)	$(0.90)	$(0.77)	$(0.68)
Net asset value per common share - period end	$12.36		$10.31	$9.39	$8.66	$8.02
Dividends declared per common share	$0.44		$0.27	$—	$—	$—

(a)	Q3 2008, Q4 2008 and Q1 2009 include $865, $332 and $3, respectively, of costs associated with MCG’s restructuring expense, including, $88, $18 and $0, respectively, of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expense.
(b)	DNOI represents net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents expenses of the Company but do not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.
(c)	In accordance with SFAS 128, for the purposes of computing the basic and diluted number of shares, MCG adjusted the number of common shares outstanding prior to April 29, 2008 by a factor of 1.052 to reflect the impact of a bonus element associated with MCG’s rights offering to acquire shares of common stock issued to shareholders on April 29, 2008 (the date that the common stock was issued in conjunction with the stockholders’ rights offering).
(d)	In accordance with FSP EITF 03-06-1—Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities, we adjusted the weighted-average basic and diluted common shares outstanding for the three months ended March 31, 2008 to include participating restricted shares of common stock that received non-forfeitable dividends. The implementation of this standard did not change our previously reported earnings per share; however, DNOI decreased by $0.01 per share for the quarter ended March 31, 2008.

MCG Capital Corporation

May 7, 2009

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS (unaudited)

(dollars in thousands)	2008 Q1	2008 Q2	2008 Q3	2008 Q4	2009 Q1
Average quarterly loan portfolio - fair value	$1,016,845	$999,942	$925,862	$858,237	$815,620
Average quarterly total investment portfolio - fair value	1,530,940	1,514,918	1,412,899	1,290,524	1,197,840
Average quarterly total assets	1,590,101	1,593,656	1,469,584	1,356,785	1,308,567
Average quarterly stockholders’ equity	823,485	836,044	778,026	715,497	660,665
Return on average total assets (trailing 12 months)
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit)	6.62%	5.50%	4.87%	3.73%	3.26%
Net income (loss)	3.77%	(3.07)%	(8.85)%	(12.73)%	(17.08)%
Return on average equity (trailing 12 months)
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision (benefit)	12.60%	10.53%	9.29%	7.12%	6.25%
Net income (loss)	7.17%	(5.88)%	(16.89)%	(24.27)%	(32.72)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	3.27%	2.75%	2.91%	2.74%	1.24%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	9.73%	9.46%	9.75%	10.44%	11.94%

	13.00%	12.21%	12.66%	13.18%	13.18%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.03%	0.09%	0.04%	0.06%	0.06%
Impact of previously unaccrued income	0.00%	0.00%	0.00%	0.00%	0.00%
Impact of non-accrual loans	(0.90)%	(1.37)%	(0.83)%	(0.82)%	(0.92)%

Total yield on average loan portfolio at fair value	12.13%	10.93%	11.87%	12.42%	12.32%

Cost of funds
Average LIBOR	3.27%	2.75%	2.91%	2.74%	1.24%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.07%	1.54%	1.36%	2.30%	2.19%
Impact of amortization of deferred debt issuance costs	0.27%	0.30%	0.39%	0.40%	0.70%

Total cost of funds	5.61%	4.59%	4.66%	5.44%	4.13%

Net portfolio yield margin	8.29%	5.67%	6.20%	6.25%	6.69%
Selected period end balance sheet statistics
Total investment portfolio at fair value	$1,512,416	$1,431,084	$1,296,469	$1,203,148	$1,114,992
Total assets	1,574,686	1,506,595	1,386,054	1,312,434	1,255,340	(c)
Borrowings	720,336	692,975	652,968	636,649	631,245	(c)
Total equity	810,203	779,530	714,679	658,911	609,531	(c)
Cash, securitization accounts	20,494	29,098	41,083	37,493	41,801	(c)
Debt to equity	88.91%	88.90%	91.37%	96.62%	103.56	%(c)
Debt, net of cash, securitization accounts to equity	86.38%	85.16%	85.62%	90.93%	96.70	%(c)
Other statistics (at period end)
BDC asset coverage ratio	209%	210%	207%	201%	199	%(c)
Number of portfolio companies	79	77	73	70	71
Number of employees	98	99	74	73	70
Loans on non-accrual as a percentage of total debt investments (fair value)(b)	7.06%	6.21%	4.24%	4.86%	4.82%
Loans on non-accrual as a percentage of total debt investments (cost)	7.52%	11.73%	10.93%	13.00%	14.53%

(a)	The impact due to the timing of the LIBOR resets is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets for Q1 2008, Q2 2008, Q3 2008, Q4 2008 and Q1 2009 was approximately 0.88%, 0.15%, 0.04%, 0.55% and 0.80%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for, Q1 2008, Q2 2008, Q3 2008, Q4 2008 and Q1 2009 was approximately 0.70%, (0.03%), (0.23%), 0.64%, and 0.11%, respectively.
(b)	At March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009 the impact of Cleartel on loans on non-accrual as a percentage of total debt investment at fair value is 2.94%, 0.0%, 0.0%, 0.0% and 0.0%, respectively. The decrease in the impact of Cleartel on the non-accrual percentage from Q1 2008 to Q2 2008 is a result of the unrealized depreciation recorded during 2007 and in Q2 2008. At March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009, the impact of TNR on loans on non-accrual as a percentage of total debt investment at fair value is 2.75%, 3.0%, 0.20%, 0.21% and 0.22%, respectively. The decrease in the impact of TNR on the non-accrual percentage from Q2 2008 to Q3 2008 reflects a restructuring of TNR debt into equity during Q3 2008.
(c)	As of May 4, 2009, MCG has repaid $45.5 million in outstanding borrowings, which resulted in the following changes to its period end statistics: Total assets $1,208,141; Borrowings $584,444; Total equity $612,201; Cash, securitization accounts $35,860; Debt to equity 95.47%; Debt, net of cash, securitization accounts to equity 89.61%; and the BDC asset coverage ratio 208%.

MCG Capital Corporation

May 7, 2009

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION (unaudited)

(dollars in thousands)	2008 Q1	2008 Q2	2008 Q3	2008 Q4	2009 Q1
Investment rating(a)
IR 1 total investments at fair value(b)	$1,043,040	$989,536	$848,115	$719,765	$669,004
IR 2 total investments at fair value	192,358	195,576	172,376	206,829	179,499
IR 3 total investments at fair value	220,894	219,230	263,988	233,172	232,714
IR 4 total investments at fair value	21,703	11,713	—	32,648	19,257
IR 5 total investments at fair value	34,421	15,029	11,990	10,734	14,518

IR 1 percentage of total portfolio	69.0%	69.1%	65.4%	59.8%	60.0%
IR 2 percentage of total portfolio	12.7%	13.7%	13.3%	17.2%	16.1%
IR 3 percentage of total portfolio	14.6%	15.3%	20.4%	19.4%	20.9%
IR 4 percentage of total portfolio	1.4%	0.8%	—	2.7%	1.7%
IR 5 percentage of total portfolio	2.3%	1.1%	0.9%	0.9%	1.3%

New investments by security type:
Secured senior debt	$9,782	$16,263	$10,696	$12,610	$41,778
Subordinated debt - Secured	8,888	20,572	10,211	7,125	4,076
Subordinated debt - Unsecured	804	691	723	(395)	127
Preferred equity	17,710	2,954	3,766	2,543	6,825
Common/Common equivalents equity	9	19	9	1	—

Total	$37,193	$40,499	$25,405	$21,884	$52,806

Exits and repayments by security type:
Secured senior debt	$33,532	$20,705	$46,756	$23,333	$7,777
Subordinated debt - Secured	13,696	18,908	9,579	16,295	22,171
Subordinated debt - Unsecured	—	—	—	—	—
Preferred equity	3,592	281	13,839	291	42,289
Common/Common equivalents equity	751	205	10,831	7	426

Total	$51,571	$40,099	$81,005	$39,926	$72,663

Exits and repayments by transaction type:
Scheduled principal amortization	$9,773	$15,524	$13,762	$13,047	$8,083
Senior loan sales	10,733	—	8,000	—	—
Principal prepayments	27,332	22,362	34,061	25,234	21,500
Payment of payment-in-kind interest and dividends	2,990	2,049	3,363	1,645	5,562
Sale of equity investments	743	164	21,819	—	37,518

Total	$51,571	$40,099	$81,005	$39,926	$72,663

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)	At March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009, approximately, $593,388, $543,405, $469,066, $362,917 and $316,867, respectively, of MCG’s investments with an investment rating of “1” were loans to companies in which MCG also holds equity securities or for which it has already realized a gain on its equity investment.

MCG Capital Corporation

May 7, 2009

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE (unaudited)

(dollars in thousands)	2008 Q1	2008 Q2	2008 Q3	2008 Q4	2009 Q1
Composition of investments at period end, fair value
Secured senior debt	$452,445	$441,500	$383,493	$428,817	$456,377
Subordinated debt
Secured	513,467	478,107	453,336	351,425	303,490
Unsecured	32,722	30,613	29,967	28,081	27,823

Total debt	998,634	950,220	866,796	808,323	787,690

Preferred equity	449,978	411,700	369,513	339,576	277,893
Common/common equivalents equity	63,804	69,164	60,160	55,249	49,409

Total equity	513,782	480,864	429,673	394,825	327,302

Total	$1,512,416	$1,431,084	$1,296,469	$1,203,148	$1,114,992

Percentage of investments at period end, fair value
Secured senior debt	29.9%	30.9%	29.6%	35.7%	40.9%
Subordinated debt
Secured	34.0%	33.4%	35.0%	29.2%	27.2%
Unsecured	2.1%	2.1%	2.3%	2.3%	2.5%

Total debt	66.0%	66.4%	66.9%	67.2%	70.6%

Preferred equity	29.8%	28.8%	28.5%	28.2%	24.9%
Common/common equivalents equity	4.2%	4.8%	4.6%	4.6%	4.5%

Total equity	34.0%	33.6%	33.1%	32.8%	29.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before investment gains and losses and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and impairment of goodwill, which represents expenses of the Company but do not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of our operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

MCG Capital Corporation

May 7, 2009

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to MCG’s results of operations, including revenues, net operating income, distributable net operating income and general and administrative expenses and the factors that may affect such results, the sufficiency of liquidity from operations, monetizations and unrestricted cash to meet its 2009 operating requirements, the cause of unrealized losses, the performance of MCG’s current and former portfolio companies, the Company’s current strategic direction, including deleveraging its balance sheet, building its cash position and preserving net asset value through opportunistically monetizing assets, the amount, timing and price (relative to fair value) of asset monetizations, the ability to repurchase equity, additional debt securities at a discount and make stockholder distributions, the ability to increase its BDC asset coverage ratio, the impact of monetization activities on liquidity, capital preservation and debt reduction, the Company’s ability to exclude debt from its asset coverage ratio, the Company’s ability to enhance shareholder value, and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.